UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2012

RealPage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 820-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2012, RealPage, Inc. (the “Company”) issued a press release reporting its financial results for its quarter ended June 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  July 31, 2012, the Board of Directors (the “Board”) of the Company approved the appointment of William Chaney as Executive Vice President Enterprise Solutions and Janine Steiner Jovanovic as Executive Vice President Asset Optimization, each effective as of August 1, 2012.  Mr. Chaney previously served as the Company’s President, OneSite, Payments and RealPage Exchange since January 2011, as the Company’s President, Velocity Utility Billing Services from January 2010 to January 2012, as the Company’s Senior Vice President, Product Management Resident Solutions from April 2009 to January 2010, and as the Company’s Senior Vice President, Payment Solutions from January 2008 to April 2009.  Prior to joining the Company in 2008, Mr. Chaney was a Group President at Jack Henry and Associates, the Company’s payment processing partner, where he oversaw the Enterprise Payment Solutions division.  Mr. Chaney was a founder and CEO of Select Payment Processing prior to selling his company to Jack Henry and Associates in 2004.  In his new role, Mr. Chaney will oversee the Company’s enterprise solutions including OneSite, Velocity, OpsTechnology and Compliance Depot divisions.  Janine Steiner Jovanovic has been President of YieldStar and MPF Research, one of the fastest growing divisions in the Company for the past five years.  She is being promoted to run YieldStar, MPF Research and Business Analytics as well as the Company’s multifamily institutional sales force. Prior to joining the Company in 2007, Ms. Jovanovic served as SVP of Administrative Services at JPI Companies and as Senior Manager of KPMG’s Real Estate Consulting practice.

The Board also approved the appointment of Dirk D. Wakeham as Executive Vice President Marketing Solutions, focusing his energy on the Company’s largest division, which includes LeaseStar, contact center, RealPage Senior, Propertyware, WelcomeHome, payment processing, screening and renters insurance.  In addition to his roles as Chairman of the Board, Chief Executive Officer and a member of the Board, Stephen T. Winn has been appointed President of the Company. Each of these appointments are effective as of August 1, 2012.  Mr. Winn, age 65, has served as the Company’s Chief Executive Officer, Chairman of the Board and a member of the Board since November 1998.  From November 1998 to December 2009, Mr. Winn also served as our President.  From January 1998 to March 1999, Mr. Winn served in various executive positions, including President of Research Institute of America, a provider of information services to the accounting industry and a wholly owned subsidiary of Thomson Reuters Corporation.  From 1978 to 1998, Mr. Winn served as President and Chief Executive Officer of Computer Language Research Inc., a publicly traded company focused on tax compliance, tax research and accounting software, which was acquired by Thomson Reuters Corporation.  Mr. Winn is a member of the board of directors of the National Multi Housing Council.  In January 2002, he was one of twenty-five people recognized by the National Apartment Association as a leader in the multi-family industry.  In 2012, Mr. Winn was named Technology Entrepreneur of the Year by E&Y for the Southwestern region and is up for Entrepreneur of the Year of the United States in November 2012. Mr. Winn received his B.S. in electrical engineering from The University of Texas at Austin and his M.S. in management science from Stanford University.

There are no family relationships between Mr. Winn and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated August 2, 2012

The information furnished in this Current Report under Item 2.02 and the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealPage, Inc.
(Registrant)

August 2, 2012	/s/ TIMOTHY J. BARKER
(Date)	Timothy J. Barker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated August 2, 2012